Exhibit 99.1

Actuant Reports Record 4th Quarter and Fiscal 2005 Sales and Earnings

    MILWAUKEE--(BUSINESS WIRE)--Sept. 29, 2005--Actuant Corporation (NYSE:ATU) today announced record sales and earnings for its fourth quarter and fiscal year ended August 31, 2005. Fourth quarter fiscal 2005 net earnings and diluted earnings per share ("EPS") were $19.1 million and $0.63, respectively. This compares to net earnings and EPS of $18.3 million and $0.67, respectively, for the fourth quarter of fiscal 2004. Fiscal 2004 fourth quarter results included a charge of $7.1 million, net of tax, or $0.25 per diluted share, arising from the early extinguishment of debt and net income from discontinued operations of $10.9 million, or $0.39 per diluted share, due to the release of a reserve for obligations related to the fiscal 2000 spin-off of APW Ltd. (the "Spin-off"). Current year fourth quarter results include $0.7 million ($0.02 per diluted share) of net expense resulting from the Company's previously announced adoption of Financial Accounting Standards Board Statement No. 123R, "Accounting for Stock Based Compensation" ("SFAS 123R") in the fourth quarter. Excluding these three items, comparable fourth quarter EPS increased 23% to $0.65 per diluted share this year from $0.53 per diluted share last year (see attached reconciliation of earnings).
    Net earnings for fiscal 2005 were $71.3 million, or $2.42 per diluted share, compared to $34.8 million, or $1.32 per diluted share for the prior year. In fiscal 2004, the Company recorded net of tax special charges of $25.1 million, or $0.91 per diluted share, due to the early extinguishment of debt and income from discontinued operations of $10.9 million, net of tax, or $0.39 per diluted share, due to the release of a reserve for obligations related to the Spin-off. The Company's adoption of SFAS 123R in fiscal 2005 resulted in a non-cash reduction to net income of $2.7 million, or $0.09 per diluted share. Excluding these three items, comparable EPS was $2.51 per diluted share in fiscal 2005, a 36% increase over the $1.84 per diluted share in the prior year.
    Fourth quarter sales increased approximately 44% to $269.4 million compared to $187.8 million in the prior year. Current year results include those from Key Components, Inc., Hydratight Sweeney, Hedley Purvis Holdings Limited, Yvel S.A., and A.W. Sperry Instruments, Inc., which were acquired during fiscal 2005. Excluding the impact of foreign currency exchange rate changes, fourth quarter core sales (year-over-year sales in both existing and acquired businesses) decreased approximately 2%. Fourth quarter sales for businesses owned at least twelve months declined 5% compared to the prior year, excluding foreign currency rate changes. Both of these declines were the result of forecasted sales reductions in the recreational vehicle ("RV") and automotive convertible top markets. Excluding sales into these two markets and foreign currency exchange rate changes, fourth quarter core sales increased 6%.
    Actuant's sales for fiscal 2005 were $976.1 million, approximately 34% higher than the $726.9 million generated in the prior year, reflecting revenues added through fiscal 2005 business acquisitions. Excluding the impact of foreign currency rate changes, core sales for the fiscal year increased 1% and sales from businesses owned at least twelve months decreased 2%.
    Commenting on the results, Robert C. Arzbaecher, Chief Executive Officer, stated, "Actuant finished fiscal 2005 strongly, driving another quarter of solid year-over-year earnings growth from continuing operations. Once again, we saw the benefit of Actuant's diversity as the year-over-year sales declines in the RV and auto markets were offset by strength elsewhere. During the fourth quarter, Actuant benefited from strong performance in its industrial tools businesses, including the newly acquired bolting businesses (Hydratight Sweeney and Hedley Purvis), which are enjoying strong demand from the oil and gas markets. In addition to record results, fourth quarter cash flow was exceptional, leading to a $41 million reduction in net debt."
    Arzbaecher added, "We are extremely pleased with our progress in fiscal 2005, including the acquisition of five businesses that strengthened our existing units, increased portfolio diversification, provided business expansion opportunities in new markets, and were all accretive to earnings. On a full-year basis and excluding last year's 13% Senior Subordinated Note buyback charges, the $2.42 diluted earnings per share from continuing operations in fiscal 2005 was over 30% higher than a year ago, and was the fifth consecutive year of EPS growth in excess of 15%.
    Regarding the outlook for Fiscal 2006, Arzbaecher commented, "We have confidence in our ability to continue to generate earnings growth. We are reaffirming our fiscal 2006 guidance, which included diluted earnings per share of $2.75-$3.00 on sales of $1.15-$1.175 billion. We expect higher earnings growth in the second half of the year relative to the first half due to the timing of automotive platform launches and current RV market conditions. First quarter sales are expected to be in the $270-280 million range, generating EPS of approximately $0.62-$0.67 per diluted share. We anticipate generating free cash flow of approximately $100 million in fiscal 2006, which will be used for debt reduction and/or acquisitions."
    The Company's strong cash flow drove $41 million of net debt reduction during the fourth quarter, reducing net debt to approximately $432 million (gross debt of $442 million less approximately $10 million of cash). Borrowing availability under the Company's revolving credit facility remains high, with over $200 million available at August 31, 2005 to fund operating and acquisition activities.
    Fiscal 2005 fourth quarter Tools & Supplies segment sales were $174.3 million, approximately 64% higher than last year due to strong industrial tools business growth and acquisition benefit. Excluding the impact of foreign currency rate changes, year-over-year fourth quarter Tools & Supplies segment core sales increased 10% and sales from businesses owned at least twelve months increased 9%. Fourth quarter fiscal 2005 Engineered Solutions segment sales increased approximately 17% to $95.1 million, compared to $81.5 million in the previous year. Excluding the impact of foreign currency rate changes, fourth quarter Engineered Solutions core sales decreased 19% and sales from businesses owned at least twelve months decreased 24%, the result of expected lower sales to automotive convertible top and RV motor home OEMs.
    Year-over-year, Actuant's fiscal 2005 fourth quarter and full fiscal year operating profit increased 45% to $35.3 million and 36% to $122.5 million, respectively. These increases are in line with the corresponding increases in sales. Year-over-year fourth quarter operating profit margins expanded from 12.9% to 13.1%, despite the negative impact of stock option expense in fiscal 2005. Excluding approximately $1.1 million of stock option expense, fourth quarter operating profit margins increased approximately 60 basis points to 13.5%. Tools & Supplies segment margins expanded due to favorable sales mix, including acquisitions, partially offset by the impact of stock option expense. Fourth quarter Engineered Solutions segment margins also benefited from sales mix attributable to current year acquisitions, but declined overall due to stock option expense and lower overhead absorption attributable to reduced sales volumes.

    Safe Harbor Statement

    Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant's results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company's new product introductions, the successful integration of business unit acquisitions and related restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, overhead and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company's registration statements filed with the Securities and Exchange Commission for further information regarding risk factors.

    About Actuant

    Actuant, headquartered in Glendale, Wisconsin, is a diversified industrial company with operations in 32 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems and branded hydraulic and electrical tools and supplies. Formerly known as Applied Power Inc., Actuant was created in 2000 after the spin-off of Applied Power's electronics business segment into a separate public company. Since 2000, Actuant has grown its sales run rate from $482 million to over $1 billion and its market capitalization from $113 million to over $1 billion. The Company employs a workforce of more than 5,000 worldwide. Actuant Corporation trades on the New York Stock Exchange under the symbol ATU. For further information on Actuant and its business units, visit the Company's Web site at www.actuant.com.


                          Actuant Corporation
                 Condensed Consolidated Balance Sheets
                        (Dollars in thousands)

                                                 August 31, August 31,
                                                     2005      2004
                                                 ----------- ---------
                                                 (unaudited)
ASSETS
Current assets
  Cash and cash equivalents                         $10,356    $6,033
  Accounts receivable, net                          131,185    90,433
  Inventories, net                                  135,960    87,074
  Deferred income taxes                              14,974    11,126
  Other current assets                                6,838     7,648
                                                 ----------- ---------
         Total current assets                       299,313   202,314

Property, plant and equipment, net                   83,879    47,972
Goodwill                                            428,285   145,387
Other intangible assets, net                        175,001    22,127
Other long-term assets                                9,857     6,336
                                                 ----------- ---------

         Total assets                              $996,335  $424,136
                                                 =========== =========


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Short-term borrowings                                 $21      $960
  Trade accounts payable                             89,506    64,165
  Accrued compensation and benefits                  32,663    21,401
  Income taxes payable                               13,791     9,608
  Current maturities of long-term debt                  136     3,863
  Other current liabilities                          51,360    34,627
                                                 ----------- ---------
         Total current liabilities                  187,477   134,624

Long-term debt, less current maturities             442,661   189,068
Deferred income taxes                                60,041     8,376
Pension and postretirement benefit accruals          41,192    28,862
Other long-term liabilities                          20,131    31,429

Shareholders' equity
  Capital stock                                       5,410     4,753
  Additional paid-in capital                       (370,875) (518,321)
  Accumulated other comprehensive income (loss)     (20,282)  (17,600)
  Restricted stock awards                            (1,452)        -
  Stock held in trust                                (1,166)     (806)
  Deferred compensation liability                     1,166       806
  Retained earnings                                 632,032   562,945
                                                 ----------- ---------
         Total shareholders' equity                 244,833    31,777
                                                 ----------- ---------

Total liabilities and shareholders' equity         $996,335  $424,136
                                                 =========== =========


                          Actuant Corporation
             Condensed Consolidated Statements of Earnings
                (In thousands except per share amounts)
                              (Unaudited)

                              Three Months Ended  Twelve Months Ended
                                   August 31,            August 31,
                                 2005      2004        2005      2004
                             -------------------  --------------------

Net sales                    $269,389  $187,764    $976,066  $726,851
Cost of products sold         177,767   127,650     659,591   495,609
                             -------------------  --------------------
  Gross profit                 91,622    60,114     316,475   231,242

Selling, administrative and
 engineering expenses          54,613    35,354     188,764   138,682
Amortization of intangible
 assets                         1,744       493       5,220     2,221
                             -------------------  --------------------
  Operating profit             35,265    24,267     122,491    90,339

Financing costs, net            6,146     2,391      16,927    13,559
Charge for early
 extinguishment of debt             -     9,458           -    36,735
Other (income) expense, net       600      (376)       (144)    1,220
                             -------------------  --------------------
  Earnings before income tax
   expense
  and minority interest        28,519    12,794     105,708    38,825

Income tax expense              9,440     5,305      35,012    14,676
Minority interest, net of
 income taxes                     (36)      116        (555)      259
                             -------------------  --------------------

Earnings from Continuing
 Operations                    19,115     7,373      71,251    23,890

Discontinued Operations, net
 of Income Taxes                    -    10,933           -    10,933
                             -------------------  --------------------

Net earnings                  $19,115   $18,306     $71,251   $34,823
                             ===================  ====================

Basic Earnings per share
  Earnings from Continuing
   Operations                   $0.71     $0.31       $2.74     $1.01
  Discontinued Operations,
   net of Income Taxes             $-     $0.46          $-     $0.46
                             -------------------  --------------------
        Total                   $0.71     $0.77       $2.74     $1.47
                             ===================  ====================

Diluted Earnings per share
  Earnings from Continuing
   Operations                   $0.63     $0.28       $2.42     $0.93
  Discontinued Operations,
   net of Income Taxes             $-     $0.39          $-     $0.39
                             -------------------  --------------------
        Total                   $0.63     $0.67       $2.42     $1.32
                             ===================  ====================
Weighted average common
 shares outstanding
  Basic                        26,982    23,757      25,996    23,660
  Diluted                      31,404    28,273      30,443    27,705


                          Actuant Corporation
            Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                              (Unaudited)


                                Three Months Ended      Year Ended
                                 ----------------- -------------------
                                 August   August    August    August
                                   31,      31,    31, 2005  31, 2004
                                  2005     2004
                                 -------- -------- --------- ---------

Operating Activities
Earnings from continuing
 operations                      $19,115   $7,373   $71,251   $23,890
Adjustments to reconcile net
 earnings to net cash provided
 by operating activities:
Depreciation and amortization      6,176    4,343    22,421    16,597
Stock-based compensation expense   1,272        -     4,440         -
Amortization of debt discount
 and debt issuance costs             361      297     1,297     1,423
Write-off of debt discount and
 debt issuance costs in
 conjunction with early
 extinguishment of debt                -      764         -     5,209
Write-off fair value adjustments
 to long-term debt in
 conjunction with early termination
 of interest rate swaps                -    1,170         -       754
Provision for deferred income
 taxes                             4,243   (1,298)    3,767     2,631
Loss on disposal of assets           241      224        90       361
Changes in operating assets and
 liabilities, excluding the effects
 of the business acquisitions:
Accounts receivable                9,676    9,578    (2,077)    3,714
Increase (decrease) in accounts
 receivable securitization
 program                          (1,784)  (2,406)   19,286       640
Inventories                        2,467   (3,305)   (3,046)   (7,549)
Prepaid expenses and other
 assets                              496   (1,356)    3,581       887
Trade accounts payable               604    1,014      (944)    3,731
Income taxes payable                 436    5,681      (122)   (1,027)
Reimbursement of tax refund to
 former subsidiary                     -        -   (15,837)        -
Other accrued liabilities          1,774    2,435    (7,114)   (5,714)
                                 -------- -------- --------- ---------
Net cash provided by continuing
 operations (a)                   45,077   24,514    96,993    45,547

Investing Activities
Proceeds from sale of property,
 plant and equipment                 868        -     3,707    14,601
Capital expenditures              (3,937)  (2,935)  (15,442)  (10,935)
Cash paid for business
 acquisitions, net of cash
 acquired                         (2,221)       -  (384,176)  (65,100)
                                 -------- -------- --------- ---------
Net cash used in investing
 activities                       (5,290)  (2,935) (395,911)  (61,434)

Financing Activities
Net proceeds from 2% convertible
 senior subordinated note
 offering                              -        -         -   144,994
Partial redemptions of 13%
 senior subordinated notes             -  (29,236)        -  (110,133)
Extinguishment of former senior
 secured credit agreement              -        -         -   (30,000)
Initial proceeds from new senior
 credit agreement                      -        -         -    30,000
Payments for early termination
 of interest rate swaps                -   (1,170)        -    (2,186)
Gross proceeds from issuance of
 term loans                            -        -   250,000         -
Net proceeds from Class A common
 stock offering                       80        -   134,440         -
Redemption of Key Components,
 Inc. 10.5% senior notes               -        -   (82,800)
Principal payments on term loans  (1,896)  (1,956)   (4,941)  (26,399)
Net borrowings on (repayments
 of) revolving credit facilities
 and short-term borrowings       (34,963)  12,077     2,520     8,136
Debt issuance costs                 (244)    (229)   (2,544)   (1,499)
Tax benefit from stock-based
 compensation                        604       40     4,262     2,414
Stock option exercises and other     183      159     2,239     1,725
                                 -------- -------- --------- ---------
Net cash provided by (used in)
 financing activities            (36,236) (20,315)  303,176    17,052

Effect of exchange rate changes
 on cash                             (79)      18        65       275
                                 -------- -------- --------- ---------
Net increase in cash and cash
 equivalents                       3,472    1,282     4,323     1,440
Cash and cash equivalents -
 beginning of period               6,884    4,751     6,033     4,593
                                 -------- -------- --------- ---------
Cash and cash equivalents - end
 of period                       $10,356   $6,033   $10,356    $6,033
                                 ======== ======== ========= =========

(a) Includes the net of tax cash impact of 13% senior subordinated note redemptions of $6.0 and $14.4 million for the three and twelve months ended August 31, 2004, respectively.


                          ACTUANT CORPORATION
                      SUPPLEMENTAL UNAUDITED DATA
                      (US dollars, in thousands)

                                         FISCAL 2004
                         ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                         ---------------------------------------------
SALES
  TOOLS & SUPPLIES
   SEGMENT                $96,335 $103,554 $109,930 $106,298 $416,117
  ENGINEERED SOLUTIONS
   SEGMENT                 70,249   72,468   86,551   81,466  310,734
                         ---------------------------------------------
      TOTAL REPORTED
       SALES             $166,584 $176,022 $196,481 $187,764 $726,851
                         =============================================

% SALES GROWTH
  TOOLS & SUPPLIES
   SEGMENT                    4.7%    14.2%    20.3%    15.0%    13.5%
  ENGINEERED SOLUTIONS
   SEGMENT                   25.8%    40.9%    55.1%    46.0%    41.9%
      TOTAL REPORTED
       SALES                 12.7%    23.9%    33.5%    26.7%    24.2%

OPERATING PROFIT (3)
  TOOLS & SUPPLIES
   SEGMENT                $14,361  $15,714  $17,546  $17,088  $64,709
  ENGINEERED SOLUTIONS
   SEGMENT                  8,775    7,257   11,415   11,216   38,663
  CORPORATE / GENERAL      (2,414)  (2,799)  (3,783)  (4,037) (13,033)
                         ---------------------------------------------
      TOTAL REPORTED
       RESULTS            $20,722  $20,172  $25,178  $24,267  $90,339
                         =============================================

OPERATING PROFIT % (3)
  TOOLS & SUPPLIES
   SEGMENT                   14.9%    15.2%    16.0%    16.1%    15.6%
  ENGINEERED SOLUTIONS
   SEGMENT                   12.5%    10.0%    13.2%    13.8%    12.4%
      TOTAL (INCLUDING
       CORPORATE)            12.4%    11.5%    12.8%    12.9%    12.4%

EBITDA EXCLUDING SPECIAL
 ITEMS (3)
  TOOLS & SUPPLIES
   SEGMENT                $16,668  $17,511  $19,618  $19,378  $73,175
  ENGINEERED SOLUTIONS
   SEGMENT                  9,921    8,986   12,753   13,285   44,945
  CORPORATE / GENERAL      (2,386)  (2,709)  (3,632)  (3,677) (12,404)
                         ---------------------------------------------
      EBITDA EXCLUDING
       SPECIAL ITEMS       24,203   23,788   28,739   28,986  105,716
  SPECIAL ITEMS  (1)      (15,069)  (2,268)  (9,940)  (9,458) (36,735)
                         ---------------------------------------------
      EBITDA  (2)          $9,134  $21,520  $18,799  $19,528  $68,981
                         =============================================

EBITDA % (3)
  TOOLS & SUPPLIES
   SEGMENT                   17.3%    16.9%    17.8%    18.2%    17.6%
  ENGINEERED SOLUTIONS
   SEGMENT                   14.1%    12.4%    14.7%    16.3%    14.5%
      TOTAL EXCLUDING
       SPECIAL ITEMS
       (INCLUDING
       CORPORATE)            14.5%    13.5%    14.6%    15.4%    14.5%


                                        FISCAL 2005
                   ----- ---------------------------------------------
                            Q1       Q2       Q3       Q4      TOTAL
                   ----- ---------------------------------------------
SALES
   TOOLS & SUPPLIES
    SEGMENT              $112,537 $138,546 $158,211 $174,250 $583,544
   ENGINEERED
    SOLUTIONS
    SEGMENT                87,140   96,721  113,522   95,139  392,522
                   ----- ---------------------------------------------
      TOTAL REPORTED
       SALES             $199,677 $235,267 $271,733 $269,389 $976,066
                   ===== =============================================

% SALES GROWTH
   TOOLS & SUPPLIES
    SEGMENT                  16.8%    33.8%    43.9%    63.9%    40.2%
   ENGINEERED
    SOLUTIONS
    SEGMENT                  24.0%    33.5%    31.2%    16.8%    26.3%
      TOTAL REPORTED
       SALES                 19.9%    33.7%    38.3%    43.5%    34.3%

OPERATING PROFIT (3)
   TOOLS & SUPPLIES
    SEGMENT               $17,493  $19,621  $21,924  $28,537  $87,575
   ENGINEERED SOLUTIONS
    SEGMENT                12,080   10,803   16,091   10,792   49,766
   CORPORATE /
    GENERAL                (3,163)  (3,486)  (4,137)  (4,064) (14,850)
                   ----- ---------------------------------------------
      TOTAL REPORTED
       RESULTS            $26,410  $26,938  $33,878  $35,265 $122,491
                   ===== =============================================

OPERATING PROFIT % (3)
   TOOLS & SUPPLIES
    SEGMENT                  15.5%    14.2%    13.9%    16.4%    15.0%
   ENGINEERED SOLUTIONS
    SEGMENT                  13.9%    11.2%    14.2%    11.3%    12.7%
      TOTAL (INCLUDING
       CORPORATE)            13.2%    11.4%    12.5%    13.1%    12.5%

EBITDA EXCLUDING
 SPECIAL ITEMS (3)
   TOOLS & SUPPLIES
    SEGMENT               $19,262  $22,560  $25,619  $31,877  $99,318
   ENGINEERED SOLUTIONS
    SEGMENT                13,384   13,345   18,143   13,150   58,022
   CORPORATE /
    GENERAL                  (919)  (3,308)  (3,871)  (4,186) (12,284)
                   ----- ---------------------------------------------
      EBITDA EXCLUDING
       SPECIAL ITEMS       31,727   32,597   39,891   40,841  145,056
   SPECIAL ITEMS (1)            -        -        -        -        -
                   ----- ---------------------------------------------
      EBITDA  (2)         $31,727  $32,597  $39,891  $40,841 $145,056
                   ===== =============================================

EBITDA % (3)
   TOOLS & SUPPLIES
    SEGMENT                  17.1%    16.3%    16.2%    18.3%    17.0%
   ENGINEERED SOLUTIONS
    SEGMENT                  15.4%    13.8%    16.0%    13.8%    14.8%
      TOTAL EXCLUDING
       SPECIAL ITEMS
       (INCLUDING
       CORPORATE)            15.9%    13.9%    14.7%    15.2%    14.9%

(1) First, third and fourth quarter 2004 special items represents charges related to the early redemption of debt. Second quarter 2004 special items represents the non-cash charge attributable to the write-off of remaining debt issuance costs associated with the senior secured credit facility that was replaced during February 2004.

(2) EBITDA excludes discontinued operations.

(3) Fiscal 2005 operating profit and EBITDA includes non-cash stock option expense of $4.1 million. The expense recognized by quarter is as follows: Qtr 1 $0.9 million; Qtr 2 $1.0 million; Qtr 3 $1.1 million; Qtr 4 $1.1 million.


                          ACTUANT CORPORATION
         Reconciliation of GAAP measures to non-GAAP measures
               (In thousands, except per share amounts)


                                           FISCAL 2004
                             -----------------------------------------
                                Q1      Q2      Q3      Q4     TOTAL
                             -----------------------------------------
NET EARNINGS EXCLUDING DISCONTINUED
 OPERATIONS,
DEBT EXTINGUISHMENT COSTS,
 AND STOCK
COMPENSATION EXPENSE (1)
   NET EARNINGS (GAAP
    MEASURE)                    $293  $8,758  $7,466 $18,306  $34,823
      DISCONTINUED OPERATIONS
       (NET OF TAX)                -       -       - (10,933) (10,933)
                             -----------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS        293   8,758   7,466   7,373   23,890
      DEBT EXTINGUISHMENT
       COSTS (NET OF TAX)      9,795   1,479   6,791   7,084   25,149
      STOCK COMPENSATION
       EXPENSE (NET OF TAX)        -       -       -       -        -
                             -----------------------------------------
   TOTAL (NON-GAAP MEASURE)  $10,088 $10,237 $14,257 $14,457  $49,039
                             =========================================


DILUTED EARNINGS PER SHARE EXCLUDING
 DISCONTINUED
OPERATIONS, DEBT
 EXTINGUISHMENT COSTS AND
STOCK COMPENSATION EXPENSE (1)
   NET EARNINGS (GAAP
    MEASURE)                   $0.01   $0.33   $0.29   $0.67    $1.32
      DISCONTINUED OPERATIONS
       (NET OF TAX)                -       -       -   (0.39)   (0.39)
                             -----------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS       0.01    0.33    0.29    0.28     0.93
      DEBT EXTINGUISHMENT
       COSTS (NET OF TAX)       0.40    0.05    0.24    0.25     0.91
      STOCK COMPENSATION
       EXPENSE (NET OF TAX)        -       -       -       -        -
                             -----------------------------------------
   TOTAL (NON-GAAP MEASURE)    $0.41   $0.38   $0.53   $0.53    $1.84
                             =========================================


EBITDA EXCLUDING DISCONTINUED
 OPERATIONS,
DEBT EXTINGUISHMENT COSTS,
 AND STOCK
COMPENSATION EXPENSE (2)
   NET EARNINGS (GAAP
    MEASURE)                    $293  $8,758  $7,466 $18,306  $34,823
      DISCONTINUED OPERATIONS
       (NET OF TAX)                -       -       - (10,933) (10,933)
                             -----------------------------------------
   NET EARNINGS FROM
    CONTINUING OPERATIONS        293   8,758   7,466   7,373   23,890
      NET FINANCING COSTS      4,391   3,877   2,900   2,391   13,559
      INCOME TAX EXPENSE         283   4,660   4,428   5,305   14,676
      DEPRECIATION &
       AMORTIZATION            3,934   4,254   4,066   4,343   16,597
      MINORITY INTEREST          233     (29)    (61)    116      259
                             -----------------------------------------
   EBITDA (NON-GAAP MEASURE)   9,134  21,520  18,799  19,528   68,981
      DEBT EXTINGUISHMENT
       COSTS (NET OF TAX)     15,069   2,268   9,940   9,458   36,735
      STOCK COMPENSATION
       EXPENSE (NET OF TAX)        -       -       -       -        -
                             -----------------------------------------
   TOTAL (NON-GAAP MEASURE)  $24,203 $23,788 $28,739 $28,986 $105,716
                             =========================================


                                          FISCAL 2005
                       ----- -----------------------------------------
                                Q1      Q2      Q3      Q4     TOTAL
                       ----- -----------------------------------------
NET EARNINGS EXCLUDING
 DISCONTINUED OPERATIONS,
DEBT EXTINGUISHMENT
 COSTS, AND STOCK
COMPENSATION EXPENSE (1)
  NET EARNINGS (GAAP
   MEASURE)                  $16,941 $15,198 $19,997 $19,115  $71,251
     DISCONTINUED
      OPERATIONS (NET
      OF TAX)                      -       -       -       -        -
                       ----- -----------------------------------------
  NET EARNINGS FROM
   CONTINUING
   OPERATIONS                 16,941  15,198  19,997  19,115   71,251
     DEBT EXTINGUISHMENT
      COSTS (NET OF TAX)           -       -       -       -        -
     STOCK COMPENSATION
      EXPENSE (NET OF
      TAX)                       565     621     753     741    2,680
                       ----- -----------------------------------------
  TOTAL (NON-GAAP
   MEASURE)                  $17,506 $15,819 $20,750 $19,856  $73,931
                       ===== =========================================


DILUTED EARNINGS PER SHARE EXCLUDING
 DISCONTINUED OPERATIONS, DEBT
 EXTINGUISHMENT COSTS AND STOCK
 COMPENSATION EXPENSE (1)
  NET EARNINGS (GAAP
   MEASURE)                    $0.62   $0.52   $0.66   $0.63    $2.42
     DISCONTINUED
      OPERATIONS (NET
      OF TAX)                      -       -       -       -        -
                       ----- -----------------------------------------
  NET EARNINGS FROM
   CONTINUING
   OPERATIONS                   0.62    0.52    0.66    0.63     2.42
     DEBT EXTINGUISHMENT
      COSTS (NET OF TAX)           -       -       -       -        -
     STOCK COMPENSATION
      EXPENSE (NET OF
      TAX)                      0.02    0.02    0.02    0.02     0.09
                       ----- -----------------------------------------
  TOTAL (NON-GAAP
   MEASURE)                    $0.64   $0.54   $0.68   $0.65    $2.51
                       ===== =========================================


EBITDA EXCLUDING DISCONTINUED
 OPERATIONS, DEBT EXTINGUISHMENT
 COSTS, AND STOCK
COMPENSATION EXPENSE (2)
  NET EARNINGS (GAAP
   MEASURE)                  $16,941 $15,198 $19,997 $19,115  $71,251
     DISCONTINUED
      OPERATIONS (NET
      OF TAX)                      -       -       -       -        -
                       ----- -----------------------------------------
  NET EARNINGS FROM
   CONTINUING
   OPERATIONS                 16,941  15,198  19,997  19,115   71,251
     NET FINANCING
      COSTS                    1,938   3,907   4,936   6,146   16,927
     INCOME TAX EXPENSE        8,806   8,022   8,744   9,440   35,012
     DEPRECIATION &
      AMORTIZATION             4,098   5,699   6,448   6,176   22,421
     MINORITY INTEREST           (56)   (229)   (234)    (36)    (555)
                       ----- -----------------------------------------
  EBITDA (NON-GAAP
   MEASURE)                   31,727  32,597  39,891  40,841  145,056
     DEBT EXTINGUISHMENT
      COSTS (NET OF TAX)           -       -       -       -        -
     STOCK COMPENSATION
      EXPENSE (NET OF TAX)       869     956   1,159   1,139    4,123
                       ----- -----------------------------------------
  TOTAL (NON-GAAP
   MEASURE)                  $32,596 $33,553 $41,050 $41,980 $149,179
                       ===== =========================================

(1) Net earnings and diluted earnings per share excluding discontinued operations, debt extinguishment costs, and stock compensation expense represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items that are not representative of the normal recurring operations of the current portfolio of Actuant companies or items to be highlighted for comparability purposes. Items that are not representative of the normal recurring operations of the current portfolio of Actuant companies include results from discontinued operations and expenses recorded to extinguish debt entered into at the time of the spin-off. Items to be highlighted for comparabiltiy purposes include the adoption of SFAS 123R, "Stock Compensation Expense" in fiscal 2005. These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance. However, this presentation is important to investors

(2) EBITDA represents net earnings before net financing costs, income tax expense, depreciation & amortization and minority interest. EBITDA excluding discontinued operations, debt extinguishment costs, and stock compensation expense is net of charges or credits that are not representative of the normal recurring operations of the current portfolio of Actuant companies or items to be highlighted for comparability purposes. Items that are not representative of the normal recurring operations of the current portfolio of Actuant companies include results from discontinued operations and expenses recorded to extinguish debt entered into at the time of the spin-off. Items to be highlighted for comparabiltiy purposes include the adoption of SFAS 123R, "Stock Compensation Expense" in fiscal 2005. EBITDA is not a calculation based upon generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt. In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

    CONTACT: Actuant Corporation
             Andrew Lampereur, 414-352-4160